UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________

PREMIER BIOMEDICAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	27-2635666
(State of Incorporation or Organization)	(I.R.S. Employer
Identification No.)

10805 Fallen Leaf Lane Port Richey, FL	34668
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-174876 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered Common Stock, par value $0.001

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

This Registration Statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 (the “Common Stock”), of Premier Biomedical, Inc., a Nevada corporation (the “Registrant”).  The description of the Common Stock to be registered hereunder set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1, Registration No. 333-174876 (the “Registration Statement”), filed with the Securities and Exchange Commission, as amended, and is incorporated herein by this reference.

ITEM 2.	EXHIBITS

The following exhibits are filed or incorporated by reference to the Registration Statement:

3.1 (1)	Articles of Incorporation of Premier Biomedical, Inc.

3.2 (1)	Articles of Amendment to Articles of Incorporation

(1)	Incorporated by reference from our Registration Statement on Form S-1 dated June 13, 2011, filed with the Commission on June 14, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Premier Biomedical, Inc.

Dated: December 9, 2011	/s/ William A. Hartman
By: William A. Hartman
Its: President